EXHIBIT 99.2

Quarterly Supplemental Information
June 30, 2014

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 49 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. Prior to the second quarter of 2014, when the Company sold properties or was under a binding contract to sell properties, it restated historical income statements with the financial results of the sold or under contract assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of high-quality Class A office buildings located primarily in large U.S. office markets, including Atlanta, Boston, Chicago, Dallas, Houston, Los Angeles, Minneapolis, New York, and Washington, D.C.  Approximately 72% of the Company's tenants are investment grade-rated or governmental tenants or large, nationally-recognized companies not requiring investment ratings. Piedmont is headquartered in Atlanta, GA, with local management offices in each of its major markets.  Investment grade-rated by Standard & Poor's and Moody's, the Company has maintained a relatively low leverage strategy throughout its sixteen year operating history.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	June 30, 2014	December 31, 2013
Number of consolidated office properties (1)	73	78
Rentable square footage (in thousands) (1)	21,086	21,490
Percent leased (2)	87.0%	87.2%
Percent leased - stabilized portfolio (3)	88.9%	89.7%
Capitalization (in thousands):
Total debt - principal amount outstanding	$2,108,178	$2,003,525
Equity market capitalization	$2,922,898	$2,601,254
Total market capitalization	$5,031,076	$4,604,779
Total debt / Total market capitalization	41.9%	43.5%
Total debt / Total gross assets	36.6%	35.0%
Common stock data
High closing price during quarter	$19.70	$18.90
Low closing price during quarter	$16.95	$15.96
Closing price of common stock at period end	$18.94	$16.52
Weighted average fully diluted shares outstanding during quarter (in thousands)	154,445	160,450
Shares of common stock issued and outstanding (in thousands)	154,324	157,461
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	123	121

(1)
As of June 30, 2014, our consolidated office portfolio consisted of 73 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture and one out of service property, 3100 Clarendon Boulevard). During the first quarter of 2014, we sold 11107 and 11109 Sunset Hills Boulevard, two office properties comprised of 142,000 square feet, located in Reston, VA. During the second quarter of 2014, we sold 1441 West Long Lake Road, a 108,000 square foot office building located in Troy, MI, 4685 Investment Drive, a 77,000 square foot office building located in Troy, MI, and 2020 West 89th Street, a 68,000 square foot office building located in Leawood, KS, and acquired 5 Wall Street, a 182,000 square foot office building located in Burlington, MA. For additional detail on asset transactions, please refer to page 37.

(2)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties and one out of service property. Please refer to page 26 for additional analyses regarding Piedmont's leased percentage.

(3)	Please refer to page 38 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President	Chief Financial Officer, Executive	Chief Accounting Officer and
and Director	Vice President, and Treasurer	Senior Vice President

Raymond L. Owens	Joseph H. Pangburn	Carroll A. Reddic, IV	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Capital Markets	Southwest Region	Real Estate Operations and Assistant	Mid-Atlantic Region and
		Secretary	Head of Development

Board of Directors

W. Wayne Woody	Michael R. Buchanan	Wesley E. Cantrell	William H. Keogler, Jr.
Director, Chairman of the Board of	Director	Director	Director
Directors and Chairman of
Governance Committee

Frank C. McDowell	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Donald S. Moss
Director, Vice Chairman of the	Chief Executive Officer, President	Director and Chairman of	Director
Board of Directors and Chairman	and Director	Audit Committee
of Compensation Committee

Jeffery L. Swope
Director and Chairman of
Capital Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of June 30, 2014

Financial Results (1)

Funds from operations (FFO) for the quarter ended June 30, 2014 was $57.7 million, or $0.37 per share (diluted), compared to $61.4 million, or $0.37 per share (diluted), for the same quarter in 2013. FFO for the six months ended June 30, 2014 was $115.8 million, or $0.75 per share (diluted), compared to $121.6 million, or $0.72 per share (diluted), for the same period in 2013. The decrease in dollar amount of FFO for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was principally related to reduced operating income attributable to tenant transition-related downtime at Aon Center in Chicago, IL, and 6021 Connection Drive in Irving, TX, and lease expirations at 3100 Clarendon Boulevard and 4250 North Fairfax Drive in Arlington, VA, offset somewhat by operating income contributions from newly acquired properties and new lease commencements. The decrease in dollar amount of FFO for the six months ended June 30, 2014 as compared to the same period in 2013 was also related to the expiration of a lease at One Independence Square in Washington, D.C. during the first quarter of 2013. The change in per share FFO for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was influenced by the reduced weighted average shares outstanding in 2014 as a result of the Company's stock repurchase program. During the last 18 months, Piedmont repurchased 13.4 million shares at an average price of $16.96 per share. No shares were repurchased during the second quarter of 2014.

Core funds from operations (Core FFO) for the quarter ended June 30, 2014 was $56.6 million, or $0.37 per share (diluted), compared to $57.9 million, or $0.35 per share (diluted), for the same quarter in 2013. Core FFO for the six months ended June 30, 2014 was $111.7 million, or $0.72 per share (diluted), compared to $119.5 million, or $0.71 per share (diluted), for the same period in 2013. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net recoveries or losses from casualty events and litigation settlements, acquisition-related costs and other significant non-recurring items. The change in Core FFO for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 is primarily attributable to the items described above for changes in FFO.

Adjusted funds from operations (AFFO) for the quarter ended June 30, 2014 was $23.1 million, or $0.15 per share (diluted), compared to $33.6 million, or $0.20 per share (diluted), for the same quarter in 2013. AFFO for the six months ended June 30, 2014 was $55.1 million, or $0.36 per share (diluted), compared to $70.2 million, or $0.42 per share (diluted), for the same period in 2013. The decrease in AFFO for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily related to the items described above for changes in FFO and Core FFO, in addition to the deduction of increased straight line rent adjustments in 2014 when compared to 2013. Piedmont withstood a period of high lease expirations from 2011 to 2013. Given the leasing environment over the last several years, many of the recent lease transactions include rental abatements, which typically occur at the beginning of a new lease's term. Many of the replacement or renewal leases with rental abatements are in the early stages of the new leases' terms, resulting in increased straight line rent adjustments for the Company. The decrease in AFFO for the three months ended June 30, 2014 as compared to the same period in 2013 was also related to increased capital expenditures in 2014 when compared to 2013 due to the high volume of new lease transactions.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 87.0% leased as of June 30, 2014, as compared to 86.7% in the prior quarter and 86.4% a year earlier. Please refer to page 26 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 7.2 years(2) as of June 30, 2014 as compared to 7.1 years at December 31, 2013.

As previously disclosed, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 250,000 square foot office and retail property located in Arlington, VA, during the first quarter of 2014. The building's existing retail tenants will remain in occupancy during the redevelopment. Therefore, from an accounting standpoint, the office component of the building will be out of service and the retail portion of the building, comprised of approximately 28,000 square feet, will remain in service during the redevelopment. However, for the purposes of statistical reporting throughout this supplemental report, the entire building has been removed from Piedmont's operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please see the Financing and Capital Activity section below.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 40 for definitions of non-GAAP financial measures. See pages 14 and 42 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of June 30, 2014) is weighted based on Annualized Lease Revenue, as defined on page 40.

During the three months ended June 30, 2014, the Company completed 760,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for 390,000 square feet and new tenant leases for 370,000 square feet. During the six months ended June 30, 2014, we completed 1,175,000 square feet of leasing for our consolidated office properties, consisting of 508,000 square feet of renewal leases and 667,000 square feet of new tenant leases. The average committed capital cost for all leases signed during the six months ended June 30, 2014 at our consolidated office properties was $2.62 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the six months ended June 30, 2014 was $1.71 and average committed capital cost per square foot per year of lease term for new tenant leases signed during the same time period was $3.28 (see page 33).

During the three months ended June 30, 2014, we executed six leases greater than 20,000 square feet at our consolidated office properties. Please see information on those leases listed below.

Tenant	Property	Property Location	Square Feet Leased		Expiration Year	Lease Type
National Park Service	1201 Eye Street	Washington, DC	219,750	(1)	2017 / 2015	Renewal
Schlumberger Technology Corporation	1430 Enclave Parkway	Houston, TX	162,274		2020	New
Americredit Financial Services	Chandler Forum	Chandler, AZ	113,171		2021	Renewal / Expansion
Institute for Justice	Arlington Gateway	Arlington, VA	28,907		2027	Renewal / Expansion
Durata Therapeutics	500 West Monroe Street	Chicago, IL	26,751		2026	New
Children's Hospital Los Angeles	800 North Brand Boulevard	Glendale, CA	20,043		2021	Expansion

As of June 30, 2014, there were no tenants whose leases were scheduled to expire at or during the eighteen month period following the end of the second quarter of 2014 which individually contributed greater than 1% in net Annualized Lease Revenue (ALR) expiring over the next eighteen months.

Piedmont focuses its marketing efforts on large corporate office space users. The average size of lease in the Company's portfolio is approximately 30,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Epsilon Data Management	6021 Connection Drive	Irving, TX	221,898	Vacant (2)	Q3 2014	New
Schlumberger Technology Corporation	1430 Enclave Parkway	Houston, TX	79,887	Not Vacant	Q3 2014 / Q1 2015	New
Americredit Financial Services	Chandler Forum	Chandler, AZ	50,650	Vacant	Q3 2014	Expansion
Preferred Apartment Advisors	The Medici	Atlanta, GA	70,499	Vacant	Q4 2014	New
Catamaran	Windy Point II	Schaumburg, IL	50,686	Vacant	Q1 2015	New

(1)	The National Park Service will contract by 45,476 square feet during the second quarter of 2015.
(2)	Nokia's lease for the space terminated on December 31, 2013. The replacement lease with Epsilon Data Management will commence at the beginning of the third quarter of 2014.

Occupancy versus NOI Analysis

Piedmont had been in a period of high lease rollover from 2010 to 2013. This rollover and the overall economic slowdown during this period have resulted in a decrease in leased percentage, some rental rate rolldowns, and an even larger decrease in economic leased percentage due to the rental abatement concessions provided under many of the new leases and lease renewals. In turn, these abatements and lower rental rates have resulted in a lower cash basis Same Store NOI than might otherwise be anticipated given the overall leased percentage and the historical relationship between leased percentage and Same Store NOI. As of June 30, 2014, our overall leased percentage was 87.0% and our economic leased percentage was 78.8%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant space which have not commenced (amounting to approximately 661,000 square feet of leases as of June 30, 2014, or 3.1% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.4 million square feet of leases as of June 30, 2014, or a 5.1% impact to leased percentage on an economic basis). Please see the chart below for a listing of major contributors to this factor.

As the executed but not commenced leases begin and the rental abatement periods expire, there will be greater Same Store NOI growth than might otherwise be expected based on changes in overall leased percentage alone during that time period.

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Those rental abatements typically occur at the beginning of each new lease's term. Since 2010, Piedmont has signed approximately 13.5 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's current cash net operating income and AFFO. Presented below is a schedule of leases with abatements of greater than 50,000 square feet that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
Catamaran	Windy Point II	Schaumburg, IL	250,000	February through October 2014	Q1 2025
TMW Systems	Eastpoint I	Mayfield Heights, OH	59,804	January through December 2014	Q4 2024
GE Capital	500 West Monroe Street	Chicago, IL	52,845	December 2013 through December 2014	Q4 2027
Union Bank	800 North Brand Boulevard	Glendale, CA	51,706	February 2014 through November 2014	Q4 2024
Piper Jaffray	US Bancorp Center	Minneapolis, MN	123,882	June 2014 through May 2015	Q4 2025
Miller Canfield	150 West Jefferson	Detroit, MI	109,261	January through March 2015 (entire space); month of January 2016 (69,974 square feet)	Q2 2026
Aon	Aon Center	Chicago, IL	413,778	January through May 2015 & 2016 (382,076 square feet); January 2014 through March 2015 (31,702 square feet)	Q4 2028
Integrys	Aon Center	Chicago, IL	167,321	May through September 2014, 2015 & 2016	Q2 2029
Thoughtworks	Aon Center	Chicago, IL	52,529	January through March 2015, 2016 & 2017	Q4 2023
Guidance Software	1055 East Colorado Boulevard	Pasadena, CA	86,790	August through December 2014; August through October 2020	Q2 2024

Financing and Capital Activity

As of June 30, 2014, our ratio of debt to total gross assets was 36.6%. This debt ratio is based on total principal amount outstanding for our various loans at June 30, 2014.
On April 30, 2014, the Board of Directors of Piedmont declared dividends for the second quarter of 2014 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on May 30, 2014. The dividends were paid on June 20, 2014. The Company's dividend payout percentage for the six months ended June 30, 2014 was 55% of Core FFO and 112% of AFFO.

Dispositions
On April 30, 2014, Piedmont sold 4685 Investment Drive and 1441 West Long Lake Road, both of which are located in Troy, MI, for a combined $19.4 million, or $104 per square foot. The buildings are comprised of 77,000 and 108,000 square feet, respectively, and were built in 2000 and 1999, respectively. Piedmont recorded a $1.3 million gain upon the sale of the properties. The operating income for the assets is presented in discontinued operations. The sale of the buildings permitted the Company to divest non-strategic properties located in a non-core market, allowing the Company to make further progress on one of its strategic objectives of narrowing the markets within which it operates.

On May 19, 2014, Piedmont sold 2020 West 89th Street, a 68,000 square foot, three-story building located in Leawood, KS, a suburb of Kansas City, for approximately $5.8 million, or $85 per square foot. Piedmont recorded a $1.1 million gain upon the sale of the property. The building was 90% leased at the time of sale. The sale of the asset allowed Piedmont to exit another non-strategic market, Kansas City, to further the Company's objective of reducing the number of markets within which it operates.

On May 29, 2014, Piedmont sold Two Park Center, a 194,000 square foot, four-story building located in Hoffman Estates, IL, to an owner/occupant for approximately $8.8 million, or $46 per square foot. Piedmont recorded a $0.2 million loss upon the sale of the asset. The property, in which Piedmont owned a 72% joint venture interest, had recently been vacated by the previous sole tenant. Through the sale, Piedmont was able to mitigate the leasing risk associated with this building, exit a non-strategic asset and decrease its remaining joint venture investments to one property.

On April 1, 2014, Piedmont early-adopted the provisions of Financial Accounting Standards Board ASU 2014-08. As such, Piedmont will no longer reclassify the operating income associated with newly-sold single assets or small portfolios which do not represent a strategic shift or significant impact on Piedmont's future operations to discontinued operations. There will be no restatement for prior periods and all operating income associated with assets either sold or under binding contract to sell as of the end of the first quarter of 2014 will continue to be reflected in discontinued operations. Assuming future sales do not meet the new criteria for reclassification as discontinued operations, such future sales will not be presented in discontinued operations.

For additional information on dispositions, please refer to page	37	.

Acquisitions
On June 27, 2014, Piedmont acquired 5 Wall Street, a six-story office building comprised of approximately 182,000 square feet in Burlington, MA. The purchase price was approximately $62.5 million, or $344 per square foot. The 100% leased, LEED-certified building was constructed in 2008. Well-located along Route 128 / Interstate 95, the project is easily accessed by commuters and affords tenants quick access to the area's deep retail amenity base. The acquisition allowed the Company to further its strategic objective of increasing ownership in targeted submarkets within its core operating markets and complements Piedmont's ownership of the nearby 5 & 15 Wayside Road project.

Development
During the first quarter of 2014, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 250,000 square foot office and retail property located in Arlington, VA. Until the end of 2013, the property, which is located adjacent to the Clarendon Metro Station and affords tenants direct building entry from the station, had been predominantly leased to the U.S. Government (Defense Intelligence Agency) for the previous 15+ years. The expiration of the U.S. Government's lease afforded Piedmont the opportunity to upgrade and reposition the property in order to attract private sector tenants and to capture the incremental value potential for the location - attributable primarily to the depth of nearby amenities desirable to tenants, including housing, retail, and transportation. The Company anticipates that the redevelopment project will be completed in the first half of 2015. During the redevelopment, the office component of the building will be out of service and the retail portion of the building, comprised of approximately 28,000 square feet, will remain in service. However, for the purposes of statistical reporting on the Company's assets in this supplemental report, the entire building will be removed from Piedmont's operating portfolio. It is anticipated that the costs to redevelop the building will be approximately $31 million to $33 million, approximately $3.0 million of which has been spent to date. Following the completion of the redevelopment of the asset, the Company anticipates incurring additional re-leasing costs.

During the fourth quarter of 2013, Piedmont announced the development of Enclave Place, a 301,000 square foot office building located in Houston, TX. The 11-story building will be constructed on Piedmont's 4.7 acre development site adjacent to its 1430 Enclave Parkway property and located within a deed-restricted and architecturally-controlled office park in Houston's Energy Corridor. Ground was broken in April 2014, and physical construction is targeted to be completed during the third quarter of 2015. The development costs are anticipated to be approximately $84 million to $88 million, inclusive of leasing costs; approximately $2.5 million has been spent to date. The development of Enclave Place follows Piedmont's recent success in buying the near-vacant 1200 Enclave Parkway for approximately $124 per square foot, leasing it to stabilization, and then selling it for approximately $326 per square foot two years after acquisition.

Stock Repurchase Program
During the second quarter of 2014, the Company did not repurchased any shares of common stock under its share repurchase program. Since the stock repurchase program began in December 2011, the Company has repurchased a total of 18.9 million shares at an average price of $16.92 per share, or approximately $319.5 million in aggregate (before consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $37.2 million under the stock repurchase plan.

Subsequent Events

On July 30, 2014, the Board of Directors of Piedmont declared dividends for the third quarter of 2014 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on August 29, 2014. The dividends are to be paid on September 19, 2014.

Guidance for 2014

The Company is adjusting its financial guidance for calendar year 2014. This guidance is based upon management's expectations at this time. The revised financial guidance is as follows:

	Low	High
Core Funds from Operations	$224 million	$233 million
Core Funds from Operations per diluted share	$1.45	$1.50

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 40 and reconciliations are provided beginning on page 42.

	Three Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Selected Operating Data
Percent leased (1)	87.0%	86.7%	87.2%	86.7%	86.4%
Percent leased - stabilized portfolio (1) (2)	88.9%	88.8%	89.7%	89.5%	89.3%
Rental income	$113,287	$110,904	$113,929	$115,170	$107,951
Total revenues	$138,580	$136,320	$141,504	$143,389	$132,565
Total operating expenses	$112,024	$111,043	$106,353	$107,966	$99,872
Real estate operating income	$26,556	$25,277	$35,151	$35,423	$32,693
Core EBITDA	$74,745	$74,098	$79,627	$80,556	$76,256
Core FFO	$56,614	$55,054	$59,866	$61,124	$57,919
Core FFO per share - diluted	$0.37	$0.36	$0.37	$0.37	$0.35
AFFO	$23,105	$32,038	$12,752	$34,046	$33,631
AFFO per share - diluted	$0.15	$0.21	$0.08	$0.21	$0.20
Gross dividends	$30,865	$30,858	$32,158	$32,880	$33,540
Dividends per share	$0.200	$0.200	$0.200	$0.200	$0.200
Selected Balance Sheet Data
Total real estate assets	$3,968,329	$3,924,352	$3,951,983	$3,872,952	$3,821,727
Total gross real estate assets	$5,072,559	$4,998,289	$5,003,737	$4,905,913	$4,823,983
Total assets	$4,661,826	$4,611,945	$4,666,088	$4,576,553	$4,523,302
Net debt (3)	$2,098,704	$2,024,503	$1,996,158	$1,808,168	$1,699,633
Total liabilities	$2,304,641	$2,232,987	$2,204,929	$2,055,870	$1,893,342
Ratios
Core EBITDA margin (4)	53.9%	53.8%	55.5%	55.3%	56.4%
Fixed charge coverage ratio (5)	4.0 x	3.8 x	4.0 x	4.2 x	4.2 x
Average net debt to Core EBITDA (6)	6.8 x	6.9 x	5.9 x	5.4 x	5.5 x

(1)	Please refer to page 26 for additional leased percentage information.
(2)	Please refer to page 38 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.
(3)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt over the last year is primarily attributable to three property acquisitions completed during the fourth quarter of 2013 and one property acquisition completed during the second quarter of 2014, as well as capital expenditures and stock repurchases, all of which were largely funded with debt.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $460,251 for the quarter ended June 30, 2014, $384,843 for the quarter ended March 31, 2014, and $31,486 for the quarter ended December 31, 2013; the Company had principal amortization of $64,223 for the quarter ended June 30, 2014.

(6)
Core EBITDA is annualized for the purposes of this calculation. The average net debt to Core EBITDA ratios for the second, third and fourth quarters of 2013 and the first and second quarters of 2014 are higher than our historical performance on this measure primarily as a result of increased net debt attributable to five property acquisitions completed during 2013 and one property acquisition completed during 2014, as well as capital expenditures and stock repurchases, all of which were largely funded with debt. This measure has also been impacted by downtime associated with recent re-tenanting efforts, as well as rent roll downs. For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Assets:
Real estate, at cost:
Land assets	$690,559	$684,831	$688,761	$677,467	$666,469
Buildings and improvements	4,202,053	4,144,220	4,144,509	4,028,454	4,001,821
Buildings and improvements, accumulated depreciation	(1,030,098)	(1,003,577)	(979,934)	(962,217)	(933,167)
Intangible lease asset	145,179	140,391	146,197	137,614	135,748
Intangible lease asset, accumulated amortization	(74,132)	(70,360)	(71,820)	(70,744)	(69,089)
Construction in progress	34,768	28,847	24,270	62,378	19,945
Total real estate assets	3,968,329	3,924,352	3,951,983	3,872,952	3,821,727
Investments in and amounts due from unconsolidated joint ventures	7,549	13,855	14,388	18,668	38,103
Cash and cash equivalents	8,563	9,271	6,973	15,972	10,500
Tenant receivables, net of allowance for doubtful accounts	25,024	22,196	31,145	31,006	28,618
Straight line rent receivable	156,010	148,491	139,406	136,505	130,591
Escrow deposits and restricted cash	911	751	394	385	392
Prepaid expenses and other assets	32,132	28,154	24,771	28,725	26,341
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	—	464	24,176	19,192	19,600
Deferred financing costs, less accumulated amortization	8,386	8,545	8,759	7,990	8,624
Deferred lease costs, less accumulated amortization	274,825	275,769	283,996	265,061	258,709
Total assets	$4,661,826	$4,611,945	$4,666,088	$4,576,553	$4,523,302
Liabilities:
Unsecured debt	$1,657,408	$1,617,297	$1,014,680	$835,650	$721,621
Secured debt	449,677	412,525	987,525	987,525	987,525
Accounts payable, accrued expenses, and accrued capital expenditures	126,273	130,530	128,818	159,675	118,076
Deferred income	21,923	23,042	22,267	26,575	18,693
Intangible lease liabilities, less accumulated amortization	43,389	45,227	47,113	41,435	43,410
Interest rate swaps	5,971	4,366	4,526	5,010	4,017
Total liabilities	2,304,641	2,232,987	2,204,929	2,055,870	1,893,342
Stockholders' equity:
Common stock	1,543	1,543	1,575	1,613	1,667
Additional paid in capital	3,668,836	3,669,561	3,668,906	3,668,424	3,667,973
Cumulative distributions in excess of earnings	(1,323,907)	(1,305,321)	(1,231,209)	(1,165,794)	(1,057,534)
Other comprehensive loss	9,104	11,562	20,278	14,827	16,245
Piedmont stockholders' equity	2,355,576	2,377,345	2,459,550	2,519,070	2,628,351
Non-controlling interest	1,609	1,613	1,609	1,613	1,609
Total stockholders' equity	2,357,185	2,378,958	2,461,159	2,520,683	2,629,960
Total liabilities, redeemable common stock and stockholders' equity	$4,661,826	$4,611,945	$4,666,088	$4,576,553	$4,523,302
Common stock outstanding at end of period	154,324	154,278	157,461	161,271	166,681

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Revenues:
Rental income	$113,287	$110,904	$113,929	$115,170	$107,951
Tenant reimbursements	24,745	24,929	27,358	27,329	24,101
Property management fee revenue	548	487	217	890	513
	138,580	136,320	141,504	143,389	132,565
Expenses:
Property operating costs	57,136	58,271	58,263	58,137	52,223
Depreciation	34,144	33,644	31,691	30,295	30,169
Amortization	13,599	14,573	11,195	13,685	11,201
General and administrative	7,145	4,555	5,204	5,849	6,279
	112,024	111,043	106,353	107,966	99,872
Real estate operating income	26,556	25,277	35,151	35,423	32,693
Other income / (expense):
Interest expense	(18,012)	(18,926)	(19,651)	(19,331)	(18,228)
Other income / (expense)	(366)	(90)	(392)	(596)	(72)
Net recoveries / (loss) from casualty events and litigation settlements (1)	1,480	3,042	4,500	3,919	3,553
Equity in income of unconsolidated joint ventures (2)	(333)	(266)	(4,280)	46	163
Gain / (loss) on consolidation	—	—	—	(898)	—
	(17,231)	(16,240)	(19,823)	(16,860)	(14,584)
Income from continuing operations	9,325	9,037	15,328	18,563	18,109
Discontinued operations:
Operating income, excluding impairment loss	514	466	506	537	995
Impairment loss	—	—	(1,242)	—	—
Gain / (loss) on sale of properties	1,304	(106)	15,034	—	16,258
Income / (loss) from discontinued operations (3)	1,818	360	14,298	537	17,253
Gain on sale of real estate	1,140	—	—	—	—
Net income	12,283	9,397	29,626	19,100	35,362
Less: Net income attributable to noncontrolling interest	(4)	(4)	(3)	(4)	(4)
Net income attributable to Piedmont	$12,279	$9,393	$29,623	$19,096	$35,358
Weighted average common shares outstanding - diluted	154,445	155,025	160,450	164,796	167,714
Net income per share available to common stockholders - diluted	$0.08	$0.06	$0.18	$0.12	$0.21

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) two class action lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
During the fourth quarter of 2013, Piedmont recorded an impairment charge of $4.4 million related to its equity ownership interest in Two Park Center in Hoffman Estates, IL. Please refer to page 39 for additional information about Piedmont's unconsolidated joint venture interests as of June 30, 2014.

(3)
Reflects operating results for 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, which was sold on November 1, 2013; 8700 South Price Road in Tempe, AZ, which was sold on December 30, 2013; 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that any additional single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2014	6/30/2013	Change ($)	Change (%)	6/30/2014	6/30/2013	Change ($)	Change (%)
Revenues:
Rental income	$113,287	$107,951	$5,336	4.9%	$224,191	$214,006	$10,185	4.8%
Tenant reimbursements	24,745	24,101	644	2.7%	49,674	49,566	108	0.2%
Property management fee revenue	548	513	35	6.8%	1,035	1,144	(109)	(9.5)%
	138,580	132,565	6,015	4.5%	274,900	264,716	10,184	3.8%
Expenses:
Property operating costs	57,136	52,223	(4,913)	(9.4)%	115,407	104,378	(11,029)	(10.6)%
Depreciation	34,144	30,169	(3,975)	(13.2)%	67,788	58,994	(8,794)	(14.9)%
Amortization	13,599	11,201	(2,398)	(21.4)%	28,172	20,210	(7,962)	(39.4)%
General and administrative	7,145	6,279	(866)	(13.8)%	11,700	10,827	(873)	(8.1)%
	112,024	99,872	(12,152)	(12.2)%	223,067	194,409	(28,658)	(14.7)%
Real estate operating income	26,556	32,693	(6,137)	(18.8)%	51,833	70,307	(18,474)	(26.3)%
Other income / (expense):
Interest expense	(18,012)	(18,228)	216	1.2%	(36,938)	(34,601)	(2,337)	(6.8)%
Other income / (expense)	(366)	(72)	(294)	(408.3)%	(456)	(1,349)	893	66.2%
Net recoveries / (loss) from casualty events and litigation settlements (1)	1,480	3,553	(2,073)	(58.3)%	4,522	3,392	1,130	33.3%
Equity in income of unconsolidated joint ventures	(333)	163	(496)	(304.3)%	(599)	558	(1,157)	(207.3)%
	(17,231)	(14,584)	(2,647)	(18.2)%	(33,471)	(32,000)	(1,471)	(4.6)%
Income from continuing operations	9,325	18,109	(8,784)	(48.5)%	18,362	38,307	(19,945)	(52.1)%
Discontinued operations:
Operating income, excluding impairment loss	514	995	(481)	(48.3)%	980	1,854	(874)	(47.1)%
Impairment loss	—	—	—	—%	—	(6,402)	6,402	100.0%
Gain / (loss) on sale of properties	1,304	16,258	(14,954)	(92.0)%	1,198	16,258	(15,060)	(92.6)%
Income / (loss) from discontinued operations (2)	1,818	17,253	(15,435)	(89.5)%	2,178	11,710	(9,532)	(81.4)%
Gain on sale of real estate	1,140	—	1,140	—%	1,140	—	1,140	—%
Net income	12,283	35,362	(23,079)	(65.3)%	21,680	50,017	(28,337)	(56.7)%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%	(8)	(8)	—	—%
Net income attributable to Piedmont	$12,279	$35,358	$(23,079)	(65.3)%	$21,672	$50,009	$(28,337)	(56.7)%
Weighted average common shares outstanding - diluted	154,445	167,714			154,728	167,737
Net income per share available to common stockholders - diluted	$0.08	$0.21			$0.14	$0.30

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) two class action lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
Reflects operating results for 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, which was sold on November 1, 2013; 8700 South Price Road in Tempe, AZ, which was sold on December 30, 2013; 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that any additional single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2014	6/30/2013	6/30/2014	6/30/2013

Net income attributable to Piedmont	$12,279	$35,358	$21,672	$50,009
Depreciation (1) (2)	34,119	30,969	67,846	60,855
Amortization (1)	13,608	11,350	28,412	20,570
Impairment loss (1)	—	—	—	6,402
Loss / (gain) on sale of properties (1)	(2,275)	(16,258)	(2,169)	(16,258)
Funds from operations	57,731	61,419	115,761	121,578
Adjustments:
Acquisition costs	363	70	429	1,314
Net (recoveries) / loss from casualty events and litigation settlements (1)	(1,480)	(3,570)	(4,522)	(3,409)
Core funds from operations	56,614	57,919	111,668	119,483
Adjustments:
Deferred financing cost amortization	615	643	1,478	1,237
Amortization of note payable step-up	(6)	—	(6)	—
Amortization of discount on senior notes	47	17	81	17
Depreciation of non real estate assets	115	105	229	203
Straight-line effects of lease revenue (1)	(7,758)	(5,547)	(17,170)	(9,579)
Stock-based and other non-cash compensation expense	1,271	176	1,907	770
Amortization of lease-related intangibles (1)	(1,279)	(1,245)	(2,643)	(2,310)
Acquisition costs	(363)	(70)	(429)	(1,314)
Non-incremental capital expenditures (3)	(26,151)	(18,367)	(39,972)	(38,287)
Adjusted funds from operations	$23,105	$33,631	$55,143	$70,220

Weighted average common shares outstanding - diluted	154,445	167,714	154,728	167,737

Funds from operations per share (diluted)	$0.37	$0.37	$0.75	$0.72
Core funds from operations per share (diluted)	$0.37	$0.35	$0.72	$0.71
Adjusted funds from operations per share (diluted)	$0.15	$0.20	$0.36	$0.42

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 40.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2014	6/30/2013	6/30/2014		6/30/2013
Net income attributable to Piedmont	$12,279	$35,358	$21,672		$50,009
Net income attributable to noncontrolling interest	4	4	8		8
Interest expense (1)	18,012	18,228	36,938		34,601
Depreciation (1)	34,234	31,074	68,075		61,058
Amortization (1)	13,608	11,350	28,412		20,570
Acquisition costs	363	70	429		1,314
Impairment loss (1)	—	—	—		6,402
Net (recoveries) / loss from casualty events and litigation settlements (1)	(1,480)	(3,570)	(4,522)		(3,409)
Loss / (gain) on sale of properties (1)	(2,275)	(16,258)	(2,169)		(16,258)
Core EBITDA	74,745	76,256	148,843		154,295
General & administrative expenses (1)	7,159	6,410	11,742		11,019
Management fee revenue (2)	(281)	(256)	(540)		(612)
Other (income) / expense (1)	3	(12)	32		9
Straight-line effects of lease revenue (1)	(7,758)	(5,547)	(17,170)		(9,579)
Amortization of lease-related intangibles (1)	(1,279)	(1,245)	(2,643)		(2,310)
Property net operating income (cash basis)	72,589	75,606	140,264		152,822
Deduct net operating (income) / loss from:
Acquisitions (3)	(5,890)	(3,705)	(11,348)		(4,566)
Dispositions (4)	(590)	(1,482)	(1,517)		(2,689)
Other investments (5)	90	(2,507)	472		(5,211)
Same store net operating income (cash basis)	$66,199	$67,912	$127,871		$140,356
Change period over period	(2.5)%	N/A	(8.9)%	*	N/A

* Explanation for Change in Same Store Net Operating Income for the Six Months Ended June 30, 2014

Property	Location	Amount	Explanation
Aon Center	Chicago, IL	$(8,654)
Expiration of the BP lease in December 2013; income from BP recognized the entirety of the first half of 2013; replacement leases covering 97% of the former BP space provided replacement tenants with rental abatements during some portion of the first half of the year.

4250 North Fairfax Drive	Arlington, VA	(3,099)	Expiration of the NCS Pearson and Vangent leases at the end of 2013 and the contraction of space by CenturyLink beginning in the latter half of 2013.
One Independence Square	Washington, D.C.	(3,055)	Expiration of the Office of the Comptroller of the Currency lease at the beginning of March 2013.
6021 Connection Drive	Irving, TX	(2,870)
Expiration of the Nokia lease in December 2013; income from Nokia recognized the entirety of the first half of 2013; replacement lease with Epsilon Data Management projected to commence at the beginning of the third quarter of 2014.

Subtotal		$(17,678)
Amount of Variance Explained		142%	Greater than 100% explained; difference represents net operating income growth at other assets within the portfolio.

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Six Months Ended
	6/30/2014		6/30/2013		6/30/2014		6/30/2013
	$	%	$	%	$	%	$	%
Washington, D.C. (6)	$12,773	19.3	$13,679	20.1	$23,891	18.7	$29,868	21.3
New York (7)	11,469	17.3	12,359	18.2	23,584	18.4	24,445	17.4
Chicago (8) (9)	7,330	11.1	9,074	13.4	10,965	8.6	17,668	12.6
Minneapolis	5,203	7.9	5,220	7.7	10,727	8.4	10,873	7.8
Boston	4,973	7.5	4,907	7.2	9,891	7.7	9,629	6.9
Los Angeles	3,293	4.9	3,274	4.8	6,876	5.4	6,621	4.7
Dallas (10)	3,225	4.9	4,014	5.9	6,621	5.2	7,643	5.4
Other (11)	17,933	27.1	15,385	22.7	35,316	27.6	33,609	23.9
Total	$66,199	100.0	$67,912	100.0	$127,871	100.0	$140,356	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)
Acquisitions consist of Arlington Gateway in Arlington, VA, purchased on March 4, 2013; 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013; Royal Lane Land in Irving, TX, purchased on August 1, 2013; 5301 Maryland Way in Brentwood, TN, the remaining equity interest in which was purchased on August 12, 2013; 6565 North MacArthur Boulevard in Irving, TX, purchased on December 5, 2013; One Lincoln Park in Dallas, TX, purchased on December 20, 2013; 161 Corporate Center in Irving, TX, purchased on December 30, 2013; and 5 Wall Street in Burlington, MA, purchased on June 27, 2014.

(4)
Dispositions consist of 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, sold on November 1, 2013; 8700 South Price Road in Tempe, AZ, sold on December 30, 2013; 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; and 2020 West 89th Street in Leawood, KS, sold on May 19, 2014.

(5)
Other investments consist of operating results from our investments in unconsolidated joint ventures and our redevelopment projects. Additional information on our unconsolidated joint ventures and redevelopment projects can be found on page 39. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item, consisting of net operating losses of ($29,000) and ($285,000) for the three months and the six months ended June 30, 2014, respectively, and net operating income of $1.9 million and $3.9 million for the three months and the six months ended June 30, 2013, respectively.

(6)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily attributable to the expiration of several leases at 4250 North Fairfax Drive in Arlington, VA, and 9211 Corporate Boulevard in Rockville, MD, offset somewhat by increased rental income associated with the renewal of the National Park Service lease at 1201 Eye Street in Washington, D.C. An additional contributor to the decrease in Washington, D.C. Same Store Net Operating Income for the six months ended June 30, 2014 as compared to the same period in 2013 was the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C.

(7)
The decrease in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily attributable to a rental abatement associated with the Gemini Technology lease renewal which became effective at the beginning of 2014 at 2 Gatehall Drive in Parsippany, NJ, offset somewhat by increased rental income at 200 Bridgewater Crossing in Bridgewater, NJ, associated with the end of the rental abatement periods under several new leases.

(8)
The decrease in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily related to tenant transitions at Aon Center in Chicago, IL. The main contributors to the decrease in net operating income contribution from Aon Center were: 1) downtime between the expiration of the BP lease and the commencement of one of the replacement leases with Integrys, 2) gross rental abatements associated with several of the replacement leases for the space formerly occupied by BP, and 3) rental rate roll downs associated with several new leases replacing the expired BP lease.

(9)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As the gross rent abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(10)
The decrease in Dallas Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily related to a tenant transition at 6021 Connection Drive in Irving, TX. Specifically, the decrease in net operating income is predominantly related to the downtime between the expiration of the Nokia lease at the end of 2013 and the commencement of the Epsilon lease, which is projected to occur at the beginning of the third quarter of 2014.

(11)
The change in Other Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily related to the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA. Before the restructuring of the Independence Blue Cross lease, the tenant made a large lump sum payment during the first quarter of the year and made smaller rental payments throughout the remainder of the year; under the restructured lease, rental payments have been spread evenly throughout any particular lease year, resulting in less cash receipts during the first quarter of 2014 when compared to that for 2013 and more cash receipts during the second quarter of 2014 when compared to that for 2013. An additional contributor to the increase in Other Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was increased rental income at Glenridge Highlands Two in Atlanta, GA, attributable to increased economic occupancy at the building.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2014	6/30/2013	6/30/2014		6/30/2013
Net income attributable to Piedmont	$12,279	$35,358	$21,672		$50,009
Net income attributable to noncontrolling interest	4	4	8		8
Interest expense (1)	18,012	18,228	36,938		34,601
Depreciation (1)	34,234	31,074	68,075		61,058
Amortization (1)	13,608	11,350	28,412		20,570
Acquisition costs	363	70	429		1,314
Impairment loss (1)	—	—	—		6,402
Net (recoveries) / loss from casualty events and litigation settlements (1)	(1,480)	(3,570)	(4,522)		(3,409)
Loss / (gain) on sale of properties (1)	(2,275)	(16,258)	(2,169)		(16,258)
Core EBITDA	74,745	76,256	148,843		154,295
General & administrative expenses (1)	7,159	6,410	11,742		11,019
Management fee revenue (2)	(281)	(256)	(540)		(612)
Other (income) / expense (1)	3	(12)	32		9
Property net operating income (accrual basis)	81,626	82,398	160,077		164,711
Deduct net operating (income) / loss from:
Acquisitions (3)	(6,620)	(4,088)	(12,991)		(4,999)
Dispositions (4)	(579)	(1,634)	(1,463)		(3,443)
Other investments (5)	80	(2,541)	452		(5,284)
Same store net operating income (accrual basis)	$74,507	$74,135	$146,075		$150,985
Change period over period	0.5%	N/A	(3.3)%	*	N/A

* Explanation for Change in Same Store Net Operating Income for the Six Months Ended June 30, 2014

Property	Location	Amount	Explanation
Aon Center	Chicago, IL	$(5,930)
Expiration of the BP lease in December 2013; income from BP recognized the entirety of the first half of 2013; replacement leases covering 97% of the former BP space provided replacement tenants with operating expense recovery abatements during some portion of the first half of the year or only recently commenced.

One Independence Square	Washington, D.C.	(3,034)	Expiration of the Office of the Comptroller of the Currency lease at the beginning of March 2013.
6021 Connection Drive	Irving, TX	(2,967)
Expiration of the Nokia lease in December 2013; income from Nokia recognized the entirety of the first half of 2013; replacement lease with Epsilon Data Management projected to commence at the beginning of the third quarter of 2014.

4250 North Fairfax Drive	Arlington, VA	(2,937)	Expiration of the NCS Pearson and Vangent leases at the end of 2013 and the contraction of space by CenturyLink beginning in the latter half of 2013.
Subtotal		$(14,868)
Amount of Variance Explained		303%	Greater than 100% explained; difference represents net operating income growth at other assets within the portfolio.

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Six Months Ended
	6/30/2014		6/30/2013		6/30/2014		6/30/2013
	$	%	$	%	$	%	$	%
New York	$12,175	16.3	$12,859	17.3	$25,613	17.5	$26,143	17.3
Washington, D.C. (6)	13,797	18.5	13,793	18.6	25,005	17.1	30,279	20.0
Chicago (7) (8)	11,766	15.8	12,586	17.0	20,525	14.1	24,669	16.3
Minneapolis	5,557	7.5	5,582	7.5	11,528	7.9	11,569	7.7
Boston	4,955	6.6	4,900	6.6	9,911	6.8	9,907	6.6
Los Angeles (9)	3,936	5.3	3,154	4.3	8,079	5.5	6,477	4.3
Dallas (10)	3,056	4.1	3,912	5.3	6,446	4.4	7,661	5.1
Other (11)	19,265	25.9	17,349	23.4	38,968	26.7	34,280	22.7
Total	$74,507	100.0	$74,135	100.0	$146,075	100.0	$150,985	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)
Acquisitions consist of Arlington Gateway in Arlington, VA, purchased on March 4, 2013; 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013; Royal Lane Land in Irving, TX, purchased on August 1, 2013; 5301 Maryland Way in Brentwood, TN, the remaining equity interest in which was purchased on August 12, 2013; 6565 North MacArthur Boulevard in Irving, TX, purchased on December 5, 2013; One Lincoln Park in Dallas, TX, purchased on December 20, 2013; 161 Corporate Center in Irving, TX, purchased on December 30, 2013; and 5 Wall Street in Burlington, MA, purchased on June 27, 2014.

(4)
Dispositions consist of 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, sold on November 1, 2013; 8700 South Price Road in Tempe, AZ, sold on December 30, 2013; 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; and 2020 West 89th Street in Leawood, KS, sold on May 19, 2014.

(5)
Other investments consist of operating results from our investments in unconsolidated joint ventures and our redevelopment projects. Additional information on our unconsolidated joint ventures and redevelopment projects can be found on page 39. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item, consisting of net operating losses of ($26,000) and ($278,000) for the three months and the six months ended June 30, 2014, respectively, and net operating income of $1.9 million and $3.9 million for the three months and the six months ended June 30, 2013, respectively.

(6)
The decrease in Washington, D.C. Same Store Net Operating Income for the six months ended June 30, 2014 as compared to the same period in 2013 was primarily attributable to the expiration of several leases at One Independence Square in Washington, D.C., 4250 North Fairfax Drive in Arlington, VA, and 9211 Corporate Boulevard in Rockville, MD, offset somewhat by increased rental income associated with the renewal of the National Park Service lease at 1201 Eye Street in Washington, D.C.

(7)
The decrease in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily related to tenant transitions at Aon Center in Chicago, IL. The main contributors to the decrease in net operating income contribution from Aon Center were: 1) downtime between the expiration of the BP lease and the commencement of one of the replacement leases with Integrys, 2) operating expense recovery abatements (which abatements are not included in straight line rent adjustments) associated with several of the replacement leases for the space formerly occupied by BP, and 3) rental rate roll downs associated with several new leases replacing the expired BP lease.

(8)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As operating expense recovery abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(9)
The increase in Los Angeles Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily related to increased rental income associated with the new lease with Guidance Software at 1055 East Colorado Boulevard in Pasadena, CA, which commenced in mid-2013, along with increased rental income associated with new leases with Union Bank and Front Porch Communities at 800 North Brand Boulevard in Glendale, CA, both of which commenced in early 2014.

(10)
The decrease in Dallas Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily related to a tenant transition at 6021 Connection Drive in Irving, TX. Specifically, the decrease in net operating income is predominantly related to the downtime between the expiration of the Nokia lease at the end of 2013 and the commencement of the Epsilon lease, which is projected to occur at the beginning of the third quarter of 2014.

(11)
The increase in Other Same Store Net Operating Income for the three months and the six months ended June 30, 2014 as compared to the same periods in 2013 was primarily related to 1) increased rental income under the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA, 2) increased rental income at Glenridge Highlands Two in Atlanta, GA, attributable to several new leases commencing in 2013 and 2014, and 3) increased rental income at Eastpoint I in Mayfield Heights, OH, related to the commencement of a new lease with TMW Systems in early 2014.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	June 30, 2014	December 31, 2013

Common stock price (1)	$18.94	$16.52
Total shares outstanding	154,324	157,461
Equity market capitalization (1)	$2,922,898	$2,601,254
Total debt - principal amount outstanding	$2,108,178	$2,003,525
Total market capitalization (1)	$5,031,076	$4,604,779
Total debt / Total market capitalization	41.9%	43.5%
Total gross real estate assets	$5,072,559	$5,003,737
Total debt / Total gross real estate assets (2)	41.6%	40.0%
Total debt / Total gross assets (3)	36.6%	35.0%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of June 30, 2014
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$412,000	(2)	1.34%	42.0 months

Fixed Rate	1,696,178		4.02%	69.1 months

Total	$2,108,178		3.49%	63.8 months

Unsecured & Secured Debt

Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate		Weighted Average Maturity

Unsecured	$1,662,000	2.94%	(3)	72.8 months

Secured	446,178	5.55%		30.0 months

Total	$2,108,178	3.49%		63.8 months

Debt Maturities

Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate	Percentage of Total

2014	$—	$—		N/A	—%
2015	105,000	—		5.29%	5.0%
2016	167,525	300,000		3.71%	22.2%
2017	140,000	312,000	(4)	2.71%	21.4%
2018	—	—		N/A	—%
2019 +	33,653	1,050,000		3.55%	51.4%

Total	$446,178	$1,662,000		3.49%	100.0%

(1)
All of Piedmont's outstanding debt as of June 30, 2014 was interest-only debt with the exception of the newly assumed $33.7 million of debt associated with the acquisition of 5 Wall Street located in Burlington, MA.

(2)
Amount represents the outstanding balance as of June 30, 2014, on the $500 million unsecured revolving credit facility and $100 million of the $300 million unsecured term loan that closed during the fourth quarter of 2013 that remains unhedged. Both the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013 have stated variable rates; however, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company, and $200 million in notional amount of interest rate swap agreements which effectively fix the interest rate on $200 million of the 2013 unsecured term loan at 2.79% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and $200 million of the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(3)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our unsecured senior notes and our unsecured term loans. As presented herein, the weighted average stated interest rate is calculated based upon the principal amounts outstanding.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is August 19, 2016; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of August 21, 2017. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of August 2017.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Property	Stated Rate (1)		Maturity	Principal Amount Outstanding as of June 30, 2014

Secured
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015	$105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (2)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
$35.0 Million Fixed-Rate Loan	5 Wall Street (3)	5.55%		9/1/2021	33,653
Subtotal / Weighted Average (4)		5.55%			$446,178

Unsecured
$500.0 Million Unsecured Line of Credit (5)	N/A	1.34%	(6)	8/21/2017	$312,000
$350.0 Million Unsecured Senior Notes (7)	N/A	3.40%		6/1/2023	350,000
$400.0 Million Unsecured Senior Notes (8)	N/A	4.45%		3/15/2024	400,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.69%	(9)	11/22/2016	300,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.31%	(10)	1/31/2019	300,000
Subtotal / Weighted Average (4)		2.94%			$1,662,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		3.49%			$2,108,178
GAAP Accounting Adjustments (11)					(1,093)
Total Debt - GAAP Amount Outstanding					$2,107,085

(1)
All of Piedmont’s outstanding debt as of June 30, 2014, was interest-only debt with the exception of the newly assumed $33.7 million of debt associated with the acquisition of 5 Wall Street located in Burlington, MA.

(2)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(3)
On June 27, 2014, Piedmont acquired 5 Wall Street located in Burlington, MA. Through the acquisition, Piedmont assumed $33.7 million of secured debt. The original loan amount was $35.0 million and the loan is amortizing based upon a 25-year amortization schedule.

(4)	Weighted average is based on the total balance outstanding and interest rate at June 30, 2014.
(5)
All of Piedmont’s outstanding debt as of June 30, 2014, was term debt with the exception of $312 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of August 19, 2016; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to August 21, 2017. The final extended maturity date is presented on this schedule.

(6)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of June 30, 2014. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of June 30, 2014) over the selected rate based on Piedmont’s current credit rating.

(7)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(8)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(9)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

(10)
Piedmont may select from multiple interest rate options under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.20% as of June 30, 2014) over the selected rate based on Piedmont’s current credit rating. Piedmont entered into interest rate swap agreements which effectively fix the interest rate on $200 million of this loan at 2.79% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The interest rate presented is the weighted average interest rate comprised of the fixed rate portion and the floating rate portion.

(11)
The GAAP accounting adjustments relate to the original issue discounts and fees associated with the $350 million unsecured senior notes and the $400 million unsecured senior notes, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, will be amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of June 30, 2014
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.36
Minimum Fixed Charge Coverage Ratio (2)	1.50	3.65
Maximum Secured Indebtedness Ratio	0.40	0.08
Minimum Unencumbered Leverage Ratio	1.60	2.73
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	6.79

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	41.3%
Secured Debt to Total Assets	40% or less	8.8%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.21
Unencumbered Assets to Unsecured Debt	150% or greater	267%

	Three Months Ended	Six Months Ended	Year Ended
Other Debt Coverage Ratios	June 30, 2014	June 30, 2014	December 31, 2013

Average net debt to core EBITDA (5)	6.8 x	6.8 x	5.4 x
Fixed charge coverage ratio (6)	4.0 x	3.9 x	4.3 x
Interest coverage ratio (7)	4.0 x	3.9 x	4.3 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for additional information on the relevant calculations.
(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended June 30, 2014 and December 31, 2013. The Company had capitalized interest of $460,251 for the three months ended June 30, 2014, $845,094 for the six months ended June 30, 2014, and $31,486 for the year ended December 31, 2013. The Company had principal amortization of $64,223 for the three months and six months ended June 30, 2014.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $460,251 for the three months ended June 30, 2014, $845,094 for the six months ended June 30, 2014, and $31,486 for the year ended December 31, 2013.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of June 30, 2014
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	7		(4)	$47,631	8.4	1,058	5.8
State of New York	AA / Aa1	1	2019		23,821	4.2	481	2.6
US Bancorp	A+ / A1	3	2023 / 2024	(5)	19,852	3.5	733	4.0
Independence Blue Cross	No rating available	1	2033		16,325	2.9	801	4.4
GE	AA+ / Aa3	2	2027		15,116	2.7	453	2.5
Aon	A- / Baa2	1	2028		13,915	2.5	428	2.3
Nestle	AA / Aa2	1	2021		11,898	2.1	401	2.2
City of New York	AA / Aa2	1	2020		9,785	1.7	313	1.7
Technip	BBB+	1	2018		9,492	1.7	230	1.2
KPMG	No rating available	2	2027		9,041	1.6	279	1.5
Gallagher	No rating available	1	2018		8,539	1.5	307	1.7
Caterpillar Financial	A / A2	1	2022		7,805	1.4	312	1.7
DDB Needham	BBB+ / Baa1	1	2018		7,734	1.4	213	1.1
Catamaran	BB+ / Ba2	1	2025		7,394	1.3	301	1.6
Harvard University	AAA / Aaa	2	2017		7,145	1.3	110	0.6
Gemini	A / A2	1	2021		6,544	1.2	205	1.1
Edelman	No rating available	1	2024		6,489	1.1	184	1.0
Key Bank	A- / A3	2	2016		6,418	1.1	210	1.1
Harcourt	BBB+	1	2016		6,350	1.1	195	1.1
Raytheon	A / A3	2	2019		6,271	1.1	440	2.4
Epsilon Data Management	No rating available	2	2026		6,056	1.1	250	1.3
First Data Corporation	B / B3	1	2020		6,008	1.1	195	1.1
Jones Lang LaSalle	BBB- / Baa2	1	2017		5,966	1.1	165	0.9
Archon Group	A- / Baa1	2	2018		5,810	1.0	235	1.3
Ralph Lauren	A / A3	1	2019		5,805	1.0	178	1.0
Integrys	A- / Baa1	1	2029		5,766	1.0	181	1.0
Henry M. Jackson	No rating available	2	2022		5,449	1.0	145	0.8
Towers Watson	No rating available	1	2017		5,416	1.0	123	0.7
Other			Various		270,511	47.9	9,226	50.3
Total					$564,352	100.0	18,352	100.0

Tenant Diversification
June 30, 2014 as compared to December 31, 2013

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided.
(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2014 to 2027.
(5)
US Bank's lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $9.8 million of Annualized Lease Revenue, expires in 2023. US Bancorp's lease at US Bancorp Center, representing approximately 395,000 square feet and $10.0 million of Annualized Lease Revenue, expires in 2024.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of June 30, 2014

Tenant Credit Rating (1)

	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$54,637	9.7
AA / Aa	84,543	15.0
A / A	113,635	20.1
BBB / Baa	48,250	8.6
BB / Ba	36,923	6.5
B / B	24,817	4.4
Below	—	0.0
Not rated (2)	201,547	35.7
Total	$564,352	100.0

Lease Distribution

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	204	31.8	$21,689	3.8	190	1.0
2,501 - 10,000	189	29.5	33,104	5.9	1,025	5.6
10,001 - 20,000	79	12.3	32,756	5.8	1,118	6.1
20,001 - 40,000	67	10.5	58,084	10.3	1,899	10.3
40,001 - 100,000	50	7.8	88,939	15.8	2,957	16.2
Greater than 100,000	52	8.1	329,780	58.4	11,163	60.8
Total	641	100.0	$564,352	100.0	18,352	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

Impact of Strategic Transactions on Leased Percentage
The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused operating markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”; and 3) provides a year-over-year comparison of leased percentage on the same subset of stabilized properties under the heading "Same Store Stabilized Analysis".

	Three Months Ended			Three Months Ended
	June 30, 2014			June 30, 2013
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of March 31, 20xx	18,309	21,107	86.7%	17,943	20,853	86.0%
New leases	1,260			667
Expired leases	(1,165)			(584)
Other	(1)	50		2	1
Subtotal	18,403	21,157	87.0%	18,028	20,854	86.4%
Acquisitions during period	182	182		—	—
Dispositions during period	(233)	(253)		(150)	(150)
As of June 30, 20xx (3) (4)	18,352	21,086	87.0%	17,878	20,704	86.4%

	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	18,737	21,490	87.2%	17,935	20,500	87.5%
New leases	2,267			1,184
Expired leases	(2,253)			(1,527)
Other (2)	(247)	(191)		3	(3)
Subtotal	18,504	21,299	86.9%	17,595	20,497	85.8%
Acquisitions during period	182	182		578	594
Dispositions during period	(334)	(395)		(295)	(387)
As of June 30, 20xx (3) (4)	18,352	21,086	87.0%	17,878	20,704	86.4%

Stabilized Portfolio Analysis
Less value-add properties (5)	(929)	(1,485)	62.6%	(681)	(1,436)	47.4%
Stabilized Total (3) (4)	17,423	19,601	88.9%	17,197	19,268	89.3%

Same Store Analysis
Less acquisitions / dispositions after June 30, 2013 or redevelopments (5) (6)	(954)	(1,010)	94.5%	(735)	(787)	93.4%
Same Store Total (3) (4) (7)	17,398	20,076	86.7%	17,143	19,917	86.1%

Same Store Stabilized Analysis
Less value-add same store properties (5)	(858)	(1,440)	59.6%	(681)	(1,436)	47.4%
Same Store Stabilized Total (3) (4)	16,540	18,636	88.8%	16,462	18,481	89.1%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)
Effective January 1, 2014, 3100 Clarendon Boulevard was taken out of service due to the redevelopment of the property. The adjustments to square footage presented on this line in 2014 primarily relate to the removal of 3100 Clarendon Boulevard from our operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section of Financial Highlights.

(3)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(4)
End of period leased square footage for 2013 and 2014 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, D.C. As of June 30, 2014, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of July 31, 2014.

(5)	For additional information on acquisitions and dispositions completed during the last year, value-add properties and redevelopments, please refer to pages 37, 38 and 39, respectively.
(6)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(7)
Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 639,000 square feet for same store properties for the current period and 435,000 square feet for same store properties for the prior period, Piedmont's same store commenced leased percentage was 83.5% and 83.9% for the current and prior periods, respectively.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	June 30, 2014
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	553	72.8%	2.6%	9.4%	10.9%
Leases executed for spaces excluded from analysis (5)	207	27.2%

	Six Months Ended
	June 30, 2014
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	764	65.0%	3.6%	5.5%	7.9%
Leases executed for spaces excluded from analysis (5)	411	35.0%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, were excluded from this analysis.

(2)	For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.
(3)
For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of June 30, 2014
(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)
Vacant	$—	—	2,731	13.0	$—	—	N/A
2014 (2)	11,682	2.1	384	1.8	3,589	0.6	30.7
2015 (3)	24,890	4.4	868	4.1	2,319	0.4	9.3
2016	30,905	5.5	1,106	5.3	1,457	0.3	4.7
2017	63,454	11.2	1,514	7.2	11,284	2.0	17.8
2018	51,218	9.1	1,653	7.8	308	0.1	0.6
2019	68,923	12.2	2,348	11.1	23,821	4.2	34.6
2020	44,287	7.8	1,625	7.7	9,785	1.7	22.1
2021	37,699	6.7	1,271	6.0	—	—	—
2022	26,248	4.7	854	4.1	—	—	—
2023	29,692	5.3	1,060	5.0	—	—	—
2024	44,264	7.8	1,498	7.1	—	—	—
2025	21,956	3.9	833	4.0	—	—	—
2026	13,633	2.4	534	2.5	—	—	—
2027	53,725	9.5	1,313	6.2	29,024	5.2	54.0
Thereafter	41,776	7.4	1,494	7.1	—	—	—
Total / Weighted Average	$564,352	100.0	21,086	100.0	$81,587	14.5

Average Lease Term Remaining
6/30/2014	7.2 years
12/31/2013	7.1 years

(1)
Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of June 30, 2014 aggregating 81,000 square feet and Annualized Lease Revenue of $2.2 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, aggregating 6,000 square feet and Annualized Lease Revenue of $0.4 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of June 30, 2014
(in thousands)

	Q3 2014 (1)		Q4 2014		Q1 2015		Q2 2015
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	—	$—	—	$—	29	$535	—	$—
Austin	—	—	—	—	—	—	—	—
Boston	—	—	—	50	—	—	—	—
Central & South Florida	—	—	—	—	19	451	7	182
Chicago	10	285	9	205	8	224	24	781
Dallas	4	97	3	65	34	933	12	270
Detroit	5	137	2	12	10	5	39	—
Houston	—	—	—	—	—	—	—	—
Los Angeles	—	—	—	—	—	—	—	—
Minneapolis	4	157	18	502	2	102	27	992
Nashville	—	—	—	—	—	—	—	—
New York	26	921	37	1,850	2	101	56	1,872
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—
Washington, D.C.	251	6,493	15	831	8	349	51	2,786
Other	—	—	—	—	—	—	—	—
Total / Weighted Average (3)	300	$8,090	84	$3,515	112	$2,700	216	$6,883

(1)	Includes leases with an expiration date of June 30, 2014 aggregating 81,000 square feet and expiring lease revenue of $2.5 million. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of June 30, 2014
(in thousands)

	12/31/2014 (1)		12/31/2015		12/31/2016		12/31/2017		12/31/2018
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	—	$—	29	$593	18	$368	45	$1,077	110	$2,270
Austin	—	—	—	—	195	6,355	—	1	—	—
Boston	—	50	126	2,493	3	193	98	6,234	147	6,277
Central & South Florida	—	—	30	725	71	1,830	161	3,931	40	977
Chicago	19	489	198	5,664	74	2,279	297	16,422	626	20,326
Dallas	7	162	125	3,227	61	1,490	197	4,940	379	9,214
Detroit	7	149	71	458	28	636	63	1,276	8	185
Houston	—	—	—	—	—	—	—	2	150	6,305
Los Angeles	—	—	11	375	91	2,873	46	1,646	25	673
Minneapolis	22	660	62	2,325	33	1,105	48	1,560	35	1,175
Nashville	—	—	—	—	201	2,579	—	—	—	—
New York	63	2,771	68	2,586	280	9,112	61	1,944	91	2,264
Philadelphia	—	—	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—	—	—
Washington, D.C.	266	7,324	132	6,341	38	1,786	484	24,931	26	1,234
Other	—	—	16	240	13	300	14	352	16	369
Total / Weighted Average (3)	384	$11,605	868	$25,027	1,106	$30,906	1,514	$64,316	1,653	$51,269

(1)	Includes leases with an expiration date of June 30, 2014 aggregating 81,000 square feet and expiring lease revenue of $2.5 million. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended June 30, 2014
Unaudited (in thousands)

	For the Three Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Non-incremental
Building / construction / development	$3,734	$720	$11,372	$1,465	$2,056
Tenant improvements	18,276	11,531	24,798	11,854	11,292
Leasing costs	4,141	1,570	6,815	8,386	5,019
Total non-incremental	26,151	13,821	42,985	21,705	18,367
Incremental
Building / construction / development	12,465	6,776	8,418	4,826	8,291
Tenant improvements	8,394	7,627	10,181	9,780	29,262
Leasing costs	2,824	2,386	2,747	2,043	1,119
Total incremental	23,683	16,789	21,346	16,649	38,672
Total capital expenditures	$49,834	$30,610	$64,331	$38,354	$57,039

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of March 31, 2014		$72,001
New non-incremental tenant improvement commitments related to leases executed during period		1,520
Non-incremental tenant improvement expenditures	(18,276)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	8,166
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(10,110)
Total as of June 30, 2014		$63,411

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $33.1 million, or 52% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2014	For the Year Ended
			2013	2012		2011
Renewal Leases
Number of leases	16	32	56	45		48
Square feet	390,200	507,834	2,376,177	1,150,934		2,280,329
Tenant improvements per square foot (1)	$3.99	$5.25	$14.24	$19.12		$33.29
Leasing commissions per square foot	$4.23	$4.60	$4.66	$6.64		$9.97
Total per square foot	$8.22	$9.85	$18.90	$25.76		$43.26
Tenant improvements per square foot per year of lease term	$0.83	$1.15	$1.88	$2.90		$3.93
Leasing commissions per square foot per year of lease term	$0.88	$1.00	$0.62	$1.01		$1.18
Total per square foot per year of lease term	$1.71	$2.15	$2.50	$3.91	(2)	$5.11	(2)
New Leases (3)
Number of leases	26	55	87	92		76
Square feet	359,326	654,972	1,050,428	1,765,510		1,588,271
Tenant improvements per square foot (1)	$15.41	$25.25	$35.74	$47.64		$41.21
Leasing commissions per square foot	$8.64	$12.15	$12.94	$18.49		$15.38
Total per square foot	$24.05	$37.40	$48.68	$66.13		$56.59
Tenant improvements per square foot per year of lease term	$2.10	$3.00	$4.17	$4.30		$4.19
Leasing commissions per square foot per year of lease term	$1.18	$1.45	$1.51	$1.67		$1.57
Total per square foot per year of lease term	$3.28	$4.45	$5.68	$5.97		$5.76
Total
Number of leases	42	87	143	137		124
Square feet	749,526	1,162,806	3,426,605	2,916,444		3,868,600
Tenant improvements per square foot (1)	$9.47	$16.51	$20.83	$36.39		$36.54
Leasing commissions per square foot	$6.34	$8.85	$7.20	$13.81		$12.19
Total per square foot	$15.81	$25.36	$28.03	$50.20		$48.73
Tenant improvements per square foot per year of lease term	$1.57	$2.45	$2.64	$3.91		$4.05
Leasing commissions per square foot per year of lease term	$1.05	$1.31	$0.91	$1.48		$1.35
Total per square foot per year of lease term	$2.62	$3.76	$3.55	$5.39		$5.40

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(2)
During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80. During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(3)
Since 2010, Piedmont has selectively employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because the value-add properties have large vacancies, many of which have not previously been leased (first generation spaces), the leasing of those vacancies negatively affects Piedmont’s contractual tenant improvements on a per foot and a per foot per year basis for new leases.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of June 30, 2014
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$129,084	22.9	4,822	22.9	3,856	80.0
Washington, D.C.	12	96,714	17.1	3,034	14.4	2,183	72.0
New York	6	83,272	14.7	2,433	11.5	2,354	96.8
Dallas	10	42,958	7.6	1,906	9.0	1,835	96.3
Minneapolis	4	41,853	7.4	1,617	7.7	1,404	86.8
Boston	8	40,384	7.2	1,476	7.0	1,476	100.0
Los Angeles	4	29,719	5.3	1,010	4.8	986	97.6
Atlanta	6	20,310	3.6	1,068	5.1	824	77.2
Detroit	3	16,395	2.9	823	3.9	701	85.2
Philadelphia	1	16,325	2.9	801	3.8	801	100.0
Houston	1	10,583	1.9	313	1.5	313	100.0
Nashville	2	10,384	1.8	513	2.4	513	100.0
Central & South Florida	4	8,979	1.6	473	2.2	375	79.3
Phoenix	3	8,238	1.5	432	2.1	395	91.4
Austin	1	6,355	1.1	195	0.9	195	100.0
Other	2	2,799	0.5	170	0.8	141	82.9

Total / Weighted Average	73	$564,352	100.0	21,086	100.0	18,352	87.0

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of June 30, 2014
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	18.1	3,695	17.5	4	4.8	1,127	5.4	6	22.9	4,822	22.9
Washington, D.C.	DC, VA, MD	9	16.0	2,695	12.8	3	1.1	339	1.6	12	17.1	3,034	14.4
New York	NY, NJ	1	7.7	1,028	4.9	5	7.0	1,405	6.6	6	14.7	2,433	11.5
Dallas	TX	1	1.2	262	1.3	9	6.4	1,644	7.7	10	7.6	1,906	9.0
Minneapolis	MN	1	4.3	932	4.4	3	3.1	685	3.3	4	7.4	1,617	7.7
Boston	MA	2	2.2	173	0.8	6	5.0	1,303	6.2	8	7.2	1,476	7.0
Los Angeles	CA	3	4.6	876	4.2	1	0.7	134	0.6	4	5.3	1,010	4.8
Atlanta	GA	2	2.4	583	2.8	4	1.2	485	2.3	6	3.6	1,068	5.1
Detroit	MI	1	1.7	493	2.3	2	1.2	330	1.6	3	2.9	823	3.9
Philadelphia	PA	1	2.9	801	3.8	—	—	—	—	1	2.9	801	3.8
Houston	TX	—	—	—	—	1	1.9	313	1.5	1	1.9	313	1.5
Nashville	TN	1	1.4	312	1.4	1	0.4	201	1.0	2	1.8	513	2.4
Central & South Florida	FL	—	—	—	—	4	1.6	473	2.2	4	1.6	473	2.2
Phoenix	AZ	—	—	—	—	3	1.5	432	2.1	3	1.5	432	2.1
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Other		—	—	—	—	2	0.5	170	0.8	2	0.5	170	0.8

Total / Weighted Average		24	62.5	11,850	56.2	49	37.5	9,236	43.8	73	100.0	21,086	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of June 30, 2014
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	5	1.0	$81,587	14.5	1,862	10.1
Business Services	88	17.2	61,487	10.9	2,305	12.6
Depository Institutions	17	3.3	44,710	7.9	1,619	8.8
Engineering, Accounting, Research, Management & Related Services	39	7.6	43,970	7.8	1,214	6.6
Nondepository Credit Institutions	16	3.1	37,320	6.6	1,277	7.0
Insurance Agents, Brokers & Services	15	2.9	34,373	6.1	1,202	6.5
Insurance Carriers	23	4.5	30,436	5.4	1,283	7.0
Security & Commodity Brokers, Dealers, Exchanges & Services	30	5.8	22,382	4.0	780	4.2
Communications	35	6.8	20,204	3.6	625	3.4
Educational Services	8	1.6	14,310	2.5	395	2.2
Automotive Repair, Services & Parking	5	1.0	14,207	2.5	49	0.3
Real Estate	18	3.5	12,850	2.3	413	2.3
Fabricated Metal Products, Except Machinery & Transportation Equipment	5	1.0	12,288	2.2	346	1.9
Food & Kindred Products	3	0.6	12,124	2.1	408	2.2
Electronic & Other Electrical Equipment & Components, Except Computer	10	1.9	11,955	2.1	428	2.3
Other	196	38.2	110,149	19.5	4,146	22.6
Total	513	100.0	$564,352	100.0	18,352	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of June 30, 2014
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
Arlington Gateway	(1)	Arlington, VA	3/4/2013	100	2005	$175,552	334	99
5 & 15 Wayside Road		Burlington, MA	3/22/2013	100	1999 / 2001	69,321	271	95
Royal Lane Land		Irving, TX	8/1/2013	100	N/A	2,600	N/A	N/A
5301 Maryland Way	(2)	Brentwood, TN	8/12/2013	100	1989	18,500	201	100
4685 Investment Drive	(2)	Troy, MI	8/12/2013	100	2000	10,000	77	100
2020 West 89th Street	(2)	Leawood, KS	8/12/2013	100	1992	4,250	68	85
6565 North MacArthur Boulevard		Irving, TX	12/5/2013	100	1998	46,600	260	93
One Lincoln Park		Dallas, TX	12/20/2013	100	1999	56,654	262	79
161 Corporate Center		Irving, TX	12/30/2013	100	1998	16,000	105	91
5 Wall Street		Burlington, MA	6/27/2014	100	2008	62,498	182	100

						$461,975	1,760	94

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
1111 Durham Avenue (3)	South Plainfield, NJ	3/28/2013	100	1975	$4,000	N/A	N/A
1200 Enclave Parkway	Houston, TX	5/1/2013	100	1999	48,750	150	100
350 Spectrum Loop	Colorado Springs, CO	11/1/2013	100	2001	30,050	156	100
8700 South Price Road	Tempe, AZ	12/30/2013	100	2000	21,500	132	100
11107 Sunset Hills Road	Reston, VA	3/19/2014	100	1985	20,000	101	100
11109 Sunset Hills Road	Reston, VA	3/19/2014	100	1984	2,600	41	0
1441 West Long Lake Road	Troy, MI	4/30/2014	100	1999	7,850	108	88
4685 Investment Drive	Troy, MI	4/30/2014	100	2000	11,500	77	100
2020 West 89th Street	Leawood, KS	5/19/2014	100	1992	5,800	68	90
Two Park Center (4)	Hoffman Estates, IL	5/29/2014	72	1999	8,825	194	—

					$160,875	1,027	79

(1)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 323,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

(2)
Piedmont purchased its joint venture partner's equity interest in the asset. The gross value of the asset agreed upon by the partners for the buyout is presented on this schedule as the purchase price. The additional capital invested across the three assets included in the buyout transaction amounted to $14.7 million.

(3)	The lease for the building expired at the beginning of 2013. The building was outdated; the property was, therefore, sold for land value shortly after the expiration of the lease.
(4)
The sale price and rentable square footage presented are gross figures and have not been adjusted for Piedmont's ownership percentage. Total Percent Leased at Disposition for dispositions completed during the previous eighteen months includes this property at Piedmont's pro rata share of ownership.

Piedmont Office Realty Trust, Inc.
Value-Add Activity
As of June 30, 2014
($ and square footage in thousands)

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
Suwanee Gateway One		Suwanee, GA	9/28/2010	100	2008	$7,875	142	—	—	$7,953	$40 - 60
500 West Monroe Street	(1)	Chicago, IL	3/31/2011	100	1991	227,500	966	66	49	236,632	$60 - 90
400 TownPark		Lake Mary, FL	11/10/2011	100	2008	23,865	176	50	19	23,748	$35 - 50
5301 Maryland Way	(2)	Brentwood, TN	8/12/2013	100	1989	18,500	201	100	100	15,457	$50 - 75

						$277,740	1,485	63	47	$283,790

Properties Removed From Value-Add Classification This Year

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
The Medici	(3)	Atlanta, GA	6/7/2011	100	2008	$13,210	156	83	12	$14,156	$35 - 60

(1)
The investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented represents the estimated fair value of the real estate assets comprising the property as of the date of the transaction. The percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont's assumption of ownership of the asset.

(2)
While the property was 100% leased at acquisition, it is anticipated that the single-tenant building will become vacant at the end of the current lease term and the building will have to be re-leased on a multi-tenant basis. For this reason, the building was acquired as a value-add property. Piedmont purchased its joint venture partner's equity interest in the asset. The gross value of the asset agreed upon by the partners for the buyout is presented on this schedule as the purchase price.

(3)	The percent leased at acquisition reflects the space leased by BV Card Assets as vacant, as the tenant had already announced plans to vacate prior to Piedmont's acquisition of the property.

Piedmont Office Realty Trust, Inc.
Other Investments
As of June 30, 2014
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$7,287	$10,137	148.2	57

				$7,287	$10,137	148.2	57

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Approximate Current Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands III	Atlanta, GA	Glenridge Highlands Two	3.0	1,725
State Highway 161	Irving, TX	Las Colinas Corporate Center II	4.5	1,200
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,600

			20.1	$8,025

Development and Redevelopment

Property	Location	Adjacent Piedmont Property	Construction Type	Targeted Completion Date	Anticipated Stabilization Date	Percent Leased (%)	Square Feet	Current Basis	Capital Expended	Estimated Additional Capital Required
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	Q4 2016	N/A	300.9	$7,061	$2,454	$80 to 85 million
3100 Clarendon Boulevard (1)	Arlington, VA	Not Applicable	Redevelopment	Q2 2015	Q2 2016	10	249.5	57,453	2,999	$48 to 52 million

							550.4	$64,514	$5,453	$128 to 137 million

(1)
The Current Basis presented is that of the office portion of the property only. The retail portion of the property remains in service and retail tenants will remain in occupancy during the redevelopment.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 42.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of net operating income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Paul E. Adornato, CFA	Jed Reagan	Vance H. Edelson
BMO Capital Markets	Green Street Advisors	Morgan Stanley
3 Times Square, 26th Floor	660 Newport Center Drive, Suite 800	1585 Broadway, 38th Floor
New York, NY 10036	Newport Beach, CA 92660	New York, NY 10036
Phone: (212) 885-4170	Phone: (949) 640-8780	Phone: (212) 761-0078

Brendan Maiorana	John W. Guinee, III	Michael J. Salinsky
Wells Fargo	Erin Aslakson	RBC Capital Markets
7 St. Paul Street	Stifel, Nicolaus & Company	Arbor Court
MAC R1230-011	One South Street	30575 Bainbridge Road, Suite 250
Baltimore, MD 21202	16th Floor	Solon, OH 44139
Phone: (443) 263-6516	Baltimore, MD 21202	Phone: (440) 715-2648
Phone: (443) 224-1307

Anthony Paolone, CFA	David Rodgers, CFA	Steve Manaker, CFA
JP Morgan	Robert W. Baird & Co.	Oppenheimer & Co.
383 Madison Avenue	200 Public Square	85 Broad Street
34th Floor	Suite 1650	New York, NY 10004
New York, NY 10179	Cleveland, OH 44139	Phone: (212) 667-5950
Phone: (212) 622-6682	Phone: (216) 737-7341

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Net income attributable to Piedmont	$12,279	$9,393	$29,623	$19,096	$35,358	$21,672	$50,009
Depreciation	34,119	33,727	32,233	31,050	30,969	67,846	60,855
Amortization	13,608	14,804	11,511	13,939	11,350	28,412	20,570
Impairment loss	—	—	5,644	—	—	—	6,402
Loss / (gain) on sale of properties	(2,275)	106	(15,034)	—	(16,258)	(2,169)	(16,258)
Loss / (gain) on consolidation	—	—	—	898	—	—	—
Funds from operations	57,731	58,030	63,977	64,983	61,419	115,761	121,578
Adjustments:
Acquisition costs	363	66	389	60	70	429	1,314
Net (recoveries) / loss from casualty events and litigation settlements	(1,480)	(3,042)	(4,500)	(3,919)	(3,570)	(4,522)	(3,409)
Core funds from operations	56,614	55,054	59,866	61,124	57,919	111,668	119,483
Adjustments:
Deferred financing cost amortization	615	863	676	674	643	1,478	1,237
Amortization of note payable step-up	(6)	—	—	—	—	(6)	—
Amortization of discount on senior notes	47	34	30	30	17	81	17
Depreciation of non real estate assets	115	114	106	97	105	229	203
Straight-line effects of lease revenue	(7,758)	(9,412)	(3,442)	(5,076)	(5,547)	(17,170)	(9,579)
Stock-based and other non-cash compensation expense	1,271	636	101	719	176	1,907	770
Amortization of lease-related intangibles	(1,279)	(1,364)	(1,211)	(1,757)	(1,245)	(2,643)	(2,310)
Acquisition costs	(363)	(66)	(389)	(60)	(70)	(429)	(1,314)
Non-incremental capital expenditures	(26,151)	(13,821)	(42,985)	(21,705)	(18,367)	(39,972)	(38,287)
Adjusted funds from operations	$23,105	$32,038	$12,752	$34,046	$33,631	$55,143	$70,220

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Net income attributable to Piedmont	$12,279	$9,393	$29,623	$19,096	$35,358	$21,672	$50,009
Net income attributable to noncontrolling interest	4	4	3	4	4	8	8
Interest expense	18,012	18,926	19,651	19,331	18,228	36,938	34,601
Depreciation	34,234	33,841	32,340	31,147	31,074	68,075	61,058
Amortization	13,608	14,804	11,511	13,939	11,350	28,412	20,570
Acquisition costs	363	66	389	60	70	429	1,314
Impairment loss	—	—	5,644	—	—	—	6,402
Net (recoveries) / loss from casualty events and litigation settlements	(1,480)	(3,042)	(4,500)	(3,919)	(3,570)	(4,522)	(3,409)
Loss / (gain) on sale of properties	(2,275)	106	(15,034)	—	(16,258)	(2,169)	(16,258)
Loss / (gain) on consolidation	—	—	—	898	—	—	—
Core EBITDA	74,745	74,098	79,627	80,556	76,256	148,843	154,295
General & administrative expenses	7,159	4,582	5,076	5,921	6,410	11,742	11,019
Management fee revenue	(281)	(259)	17	(636)	(256)	(540)	(612)
Other (income) / expense	3	30	3	550	(12)	32	9
Straight-line effects of lease revenue	(7,758)	(9,412)	(3,442)	(5,076)	(5,547)	(17,170)	(9,579)
Amortization of lease-related intangibles	(1,279)	(1,364)	(1,211)	(1,757)	(1,245)	(2,643)	(2,310)
Property net operating income (cash basis)	72,589	67,675	80,070	79,558	75,606	140,264	152,822
Deduct net operating (income) / loss from:
Acquisitions	(5,890)	(5,458)	(4,105)	(6,118)	(3,705)	(11,348)	(4,566)
Dispositions	(590)	(927)	(1,214)	(1,184)	(1,482)	(1,517)	(2,689)
Other investments	90	382	(2,251)	(2,328)	(2,507)	472	(5,211)
Same store net operating income (cash basis)	$66,199	$61,672	$72,500	$69,928	$67,912	$127,871	$140,356

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013

Equity in income of unconsolidated joint ventures	$(333)	$(266)	$(4,280)	$46	$163	$(599)	$558

Interest expense	—	—	—	—	—	—	—

Depreciation	90	114	150	220	309	203	609

Amortization	8	8	34	40	45	17	86

Impairment loss	—	—	4,402	—	—	—	—

Loss / (gain) on sale of properties	169	—	—	—	—	169	—

Core EBITDA	(66)	(144)	306	306	517	(210)	1,253

General and administrative expenses	12	24	(128)	79	120	36	180

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	(54)	(120)	178	385	637	(174)	1,433

Straight-line effects of lease revenue	(6)	(6)	(3)	(9)	(40)	(13)	(92)

Amortization of lease-related intangibles	—	—	—	—	—		—

Property net operating income (cash basis)	$(60)	$(126)	$175	$376	$597	$(187)	$1,341

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013	6/30/2014	6/30/2013
Revenues:
Rental income	$191	$1,174	$1,888	$2,155	$2,289	$1,365	$5,217
Tenant reimbursements	2	112	146	181	308	114	742
Property management fee revenue	1	—	—	—	—	1	—
Other rental income	—	—	—	—	—	—	—
	194	1,286	2,034	2,336	2,597	1,480	5,959
Expenses:
Property operating costs	(323)	505	748	945	921	182	2,407
Depreciation	—	83	498	632	596	83	1,455
Amortization	—	223	281	215	105	223	274
General and administrative	3	3	1	(8)	10	6	11
	(320)	814	1,528	1,784	1,632	494	4,147
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	(6)	—	(15)	13	(6)	25
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	17	—	17
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	(6)	—	(15)	30	(6)	42

Operating income, excluding impairment loss and gain / (loss) on sale	514	466	506	537	995	980	1,854

Impairment loss	—	—	(1,242)	—	—	—	(6,402)
Gain / (loss) on sale of properties	1,304	(106)	15,034	—	16,258	1,198	16,258

Income from discontinued operations	$1,818	$360	$14,298	$537	$17,253	$2,178	$11,710

Piedmont Office Realty Trust, Inc.
Property Detail
As of June 30, 2014
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	87.1%	87.1%	87.1%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	104	86.5%	86.5%	86.5%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	88.5%	86.2%	84.8%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	—%	—%	—%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	95.7%	82.6%
The Medici	Atlanta	GA	100.0%	2008	156	83.3%	34.6%	31.4%
Metropolitan Area Subtotal / Weighted Average					1,068	77.2%	68.5%	65.8%
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	94.9%	94.9%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	100.0%	100.0%	100.0%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,476	100.0%	99.4%	99.4%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	100.0%	100.0%	100.0%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	83.1%	—%
Aon Center	Chicago	IL	100.0%	1972	2,729	79.5%	79.4%	68.4%
Two Pierce Place	Itasca	IL	100.0%	1991	486	88.5%	88.5%	82.7%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	84.3%	74.5%	74.5%
500 West Monroe Street	Chicago	IL	100.0%	1991	966	66.3%	58.7%	48.8%
Metropolitan Area Subtotal / Weighted Average					4,822	80.0%	77.0%	63.1%
Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	85	70.6%	70.6%	—%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	95.3%	95.3%	95.3%
Metropolitan Area Subtotal / Weighted Average					170	82.9%	82.9%	47.6%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%	100.0%
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	100.0%	100.0%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	—%	—%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	92.5%	92.5%	92.5%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	98.7%	91.7%	78.5%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	93.5%	93.5%	87.7%
One Lincoln Park	Dallas	TX	100.0%	1999	262	85.5%	77.5%	77.5%
161 Corporate Center	Irving	TX	100.0%	1998	105	99.0%	99.0%	91.4%
Metropolitan Area Subtotal / Weighted Average					1,906	96.3%	82.7%	79.9%
Detroit
150 West Jefferson	Detroit	MI	100.0%	1989	493	75.3%	71.4%	71.4%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					823	85.2%	82.9%	82.9%
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	93.3%	93.3%	93.3%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
400 TownPark	Lake Mary	FL	100.0%	2008	176	50.0%	48.9%	48.9%
Metropolitan Area Subtotal / Weighted Average					473	79.3%	78.9%	78.9%
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	99.2%	95.4%	80.6%
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	96.0%	96.0%	85.2%
Fairway Center II	Brea	CA	100.0%	2002	134	100.0%	100.0%	100.0%
1901 Main Street	Irvine	CA	100.0%	2001	173	92.5%	92.5%	92.5%
Metropolitan Area Subtotal / Weighted Average					1,010	97.6%	95.6%	86.0%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	76.4%	76.4%	70.1%
US Bancorp Center	Minneapolis	MN	100.0%	2000	932	85.6%	82.8%	75.0%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	95.8%	92.6%	92.6%
Metropolitan Area Subtotal / Weighted Average					1,617	86.8%	84.8%	79.2%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%
New York
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	93.9%	93.9%	91.9%
Copper Ridge Center	Lyndhurst	NJ	100.0%	1989	268	86.6%	86.6%	86.2%
60 Broad Street	New York	NY	100.0%	1962	1,028	97.7%	97.7%	95.6%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	298	100.0%	97.0%	83.6%
Metropolitan Area Subtotal / Weighted Average					2,433	96.8%	96.4%	93.6%
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%
Phoenix
River Corporate Center	Tempe	AZ	100.0%	1998	133	100.0%	100.0%	100.0%
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%	2003	150	75.3%	41.3%	41.3%
Metropolitan Area Subtotal / Weighted Average					432	91.4%	79.6%	79.6%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	100.0%	100.0%	100.0%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	77.8%	76.4%	75.1%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	87.1%	87.1%	84.8%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	305	52.8%	46.9%	46.9%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	115	—%	—%	—%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%	1991	334	0.3%	0.3%	0.3%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	100.0%	100.0%	100.0%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	54.7%	54.7%	54.7%
Arlington Gateway (3)	Arlington	VA	100.0%	2005	323	93.5%	91.3%	91.3%
Metropolitan Area Subtotal / Weighted Average					3,034	72.0%	71.0%	70.8%

Grand Total					21,086	87.0%	83.9%	78.8%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.
(3)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 323,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: market and economic conditions remain challenging in some markets we operate in and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing our business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; we have significant indebtedness and may not be able to meet our debt service obligations; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; changes in tax laws impacting real estate investment trusts and real estate in general, as well as our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.